Exhibit 21.1
SUBSIDIARIES OF TRULIEVE CANNABIS CORP.

Entity:	Jurisdiction of Formation/Organization:
Trulieve AL, Inc.	Alabama
1633 S HWY 92, LLC	Arizona
9275 W. Peoria Ave., LLC	Arizona
938 Juanita, LLC	Arizona
Abedon Saiz, L.L.C.	Arizona
AD LLC	Arizona
AZ Sea Holdings, LLC	Arizona
Banyan Acquisition Corp.	Arizona
Banyan Cultivation Management, LLC	Arizona
Banyan Farms, LLC	Arizona
Banyan IP, LLC	Arizona
Banyan Management Holdings, LLC	Arizona
Banyan Management Services LLC	Arizona
Banyan Scientific, LLC	Arizona
BRLS Properties AZ - W Bell Road LLC	Arizona
BRLS Properties AZ-Apache Junction, LLC	Arizona
BRLS Properties AZ-Casa Grande, LLC	Arizona
BRLS Properties AZ-Flagstaff, LLC	Arizona
BRLS Properties AZ-Glendale, LLC	Arizona
BRLS Properties AZ-Litchfield, LLC	Arizona
BRLS Properties AZ-Mesa, LLC	Arizona
BRLS Properties AZ-Phoenix I, LLC	Arizona
BRLS Properties AZ-Phoenix II, LLC	Arizona
BRLS Properties AZ-Phoenix III, LLC	Arizona
BRLS Properties AZ-Tucson I, LLC	Arizona
BRLS Properties AZ-Tucson II, LLC	Arizona
BRLS Properties AZ-Tucson III, LLC	Arizona
BRLS Properties I LLC	Arizona
BRLS Properties Tenant AZ-Tatum, LLC	Arizona
BRLS Properties Tenant Maricopa, LLC	Arizona
Byers Dispensary, Inc.	Arizona
Cochise County Wellness, LLC	Arizona
Dream Steam LLC	Arizona
FAC, LLC	Arizona
Facilities Experts, LLC	Arizona
Formula 420 Cannabis LLC	Arizona
Fort Mountain Consulting, LLC	Arizona
Frozen Lake, LLC	Arizona

Graham County Wellness, LLC	Arizona
Green Desert Patient Center Of Peoria, Inc.	Arizona
Green Sky Patient Center Of Scottsdale North, Inc.	Arizona
Greenlee County Wellness, LLC	Arizona
Harvest Dispensaries, Cultivations & Production Facilities LLC	Arizona
Harvest Ip Holdings, LLC	Arizona
Harvest Mass Holding I, LLC	Arizona
Harvest RE Holdings Of AZ, LLC	Arizona
Harvesting Hope Inc.	Arizona
High Desert Healing, L.L.C.	Arizona
Jessco White Consulting LLC	Arizona
Kwerles, Inc.	Arizona
Leaf Holdings, LLC	Arizona
Magnolia Farms, LLC	Arizona
Medical Pain Relief, Inc.	Arizona
MMXVI Allocation, LLC	Arizona
Mohave Valley Consulting, LLC	Arizona
Nature Med, Inc.	Arizona
Pahana, Inc.	Arizona
Patient Care Center 301, Inc.	Arizona
Purple Harvest, LLC	Arizona
Purplemed, Inc.	Arizona
Randy Taylor Consulting LLC	Arizona
Sherri Dunn, L.L.C.	Arizona
Svaccha LLC	Arizona
Sweet 5, LLC	Arizona
The Giving Tree Wellness Center Of Mesa, Inc.	Arizona
TLWC, LLC	Arizona
Warehouse 13, LLC	Arizona
Yuma County Wellness, LLC	Arizona
Harvest Health & Recreation Inc.	British Columbia, Canada
Harvest Of California LLC	California
Harvest Of Chula Vista, LLC	California
Harvest of Santa Monica, LLC	California
Leef Industries, LLC	California
CBX Enterprises LLC	Colorado
CBX Sciences LLC	Colorado
Harvest DCP Of Colorado, LLC	Colorado
Harvest of Colorado, LLC	Colorado
850 S. Main St., LLC	Connecticut
Trulieve Bristol, Inc.	Connecticut
Trulieve CT, Inc.	Connecticut
Trulieve East Main LLC	Connecticut

Agrimed Industries Of PA, LLC	Delaware
BRDE5, LLC	Delaware
BRLS Properties AR-Little Rock LLC	Delaware
BRLS Properties PA-SE LLC	Delaware
Cardinal Calculations, LLC	Delaware
Harvest Enterprises, Inc.	Delaware
Harvest HAH WA, Inc.	Delaware
Harvest Of Towson, LLC	Delaware
Maryland Licensing, LLC	Delaware
SC1m, LLC	Delaware
Trulieve Holdings, Inc.	Delaware
Trulieve IP Holdings, Inc.	Delaware
21708 State Road 54, LLC	Florida
BRLS Properties FL-Gainesville, LLC	Florida
Growing For The Greater Good, Inc.	Florida
Harvest DCP Of Florida, LLC	Florida
San Felasco Nurseries, Inc.	Florida
Telogia Creek 1, LLC	Florida
Telogia Creek 2, LLC	Florida
Trulieve Capps Highway LLC	Florida
Trulieve Centaury Way, LLC	Florida
Trulieve Henry Avenue, LLC	Florida
Trulieve Suwannee, LLC	Florida
Trulieve, Inc.	Florida
181 S Cook Industrial Parkway, LLC	Georgia
Trulieve GA, Inc.	Georgia
Trulieve KY, Inc.	Kentucky
GOGRIZ, LLC	Massachusetts
Life Essence, Inc.	Massachusetts
SUNS Mass, Inc.	Massachusetts
Trulieve Holyoke Holdings LLC	Massachusetts
BRLS Properties MD-Hancock I, LLC	Maryland
BRLS Properties MD-Hancock II, LLC	Maryland
BRLS Properties MD-Lutherville, LLC	Maryland
Brls Tenant Md-Halethorpe, LLC	Maryland
Harvest DCP Of Maryland, LLC	Maryland
Harvest Maryland Holding, LLC	Maryland
Harvest Of Maryland, Inc.	Maryland
HMDP Holdings Inc.	Maryland
Trulieve MD Cultivation, LLC	Maryland
Trulieve MD Dispensary 1, LLC	Maryland
Trulieve MD Dispensary 2, LLC	Maryland
Trulieve MD Dispensary 3, LLC	Maryland

Trulieve MD Management, Inc.	Maryland
TRULIEVE MD PROCESSING, LLC	Maryland
Trulieve MD, Inc.	Maryland
Harvest of Missouri, LLC	Missouri
Trulieve MS, Inc.	Missouri
Trulieve NC, Inc.	North Carolina
Harvest Of New Jersey LLC	New Jersey
Trulieve NJ, Inc.	New Jersey
Greenmart of Nevada LLC	Nevada
Harvest Cheyenne Holdings, LLC	Nevada
Harvest DCP of Nevada, LLC	Nevada
Trulieve NY, Inc.	New York
Harvest DCP of Ohio, LLC	Ohio
Harvest Grows Properties, LLC	Ohio
Trulieve OH, Inc.	Ohio
Randy Taylor Consulting LLC	Oregon
450 Industry Road LLC	Pennsylvania
451 Industry Road LLC	Pennsylvania
BRLS Properties PA-Bethlehem, LLC	Pennsylvania
BRLS Properties PA-Reading Ii, LLC	Pennsylvania
BRLS Properties PA-Whitehall, LLC	Pennsylvania
Chamounix Ventures, LLC	Pennsylvania
FL Holding Company, LLC	Pennsylvania
Franklin Labs, LLC	Pennsylvania
Harvest DCP Of Pennsylvania, LLC	Pennsylvania
Harvest of Northeast PA, LLC	Pennsylvania
Harvest of South Central Pa, LLC	Pennsylvania
Harvest of Southeast Pa, LLC	Pennsylvania
Harvest of Southwest Pa, LLC	Pennsylvania
Harvest RE Holdings Of PA, LLC	Pennsylvania
Keystone Relief Centers, LLC	Pennsylvania
Pioneer Leasing & Consulting LLC	Pennsylvania
Purepenn LLC	Pennsylvania
SMPB Retail LLC	Pennsylvania
SMPD Manufacturing LLC	Pennsylvania
Trulieve PA LLC	Pennsylvania
Trulieve PA Merger Sub 3, LLC	Pennsylvania
Trulieve SC, Inc.	South Carolina
Trulieve TX, Inc.	Texas
Trulieve VA, Inc.	Virginia
Greenhouse Wellness WV Dispensaries LLC	West Virginia
Mountaineer Holding LLC	West Virginia
Solevo Wellness West Virginia, LLC	West Virginia

Trulieve Huntington LLC	West Virginia
Trulieve WV, Inc.	West Virginia